2

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  MARCH  9,  2006


                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



            DELAWARE                  0-3936         11-1826363
     (State or other jurisdiction  (Commission     (IRS Employer
     of incorporation)             File Number)     Identification No.)

                      80 CABOT COURT
                HAUPPAUGE,  NEW  YORK                11788
     (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  631-435-8300


                       NOT APPLICABLE
                       --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230-425)

[  ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On March 9, 2006, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its fourth quarter and year ended December 31, 2005. The press release contains a non-GAAP disclosure-Earnings before interest, taxes, depreciation and amortization, and amortization of unearned compensation (EBITDA), that management feels provides useful information in understanding the impact of certain items to Orbit's financial statements. Orbit's press release is hereby furnished as follows:




                                                [GRAPHIC OMITED]



                                                [GRAPHIC OMITED]


     FOR IMMEDIATE RELEASE
     ---------------------

CONTACT          or        Investor Relations Counsel
-------
Mitchell Binder            Linda Latman, 212-836-9609
Vice President-Finance     The Equity Group Inc.
631-435-8300
                        ORBIT INTERNATIONAL CORP. REPORTS
                        ---------------------------------
                       FOURTH QUARTER AND YEAR END RESULTS
                       -----------------------------------

              2005 EBITDA INCREASES BY 89% ON 35% INCREASE IN SALES
              -----------------------------------------------------
                 YEAR END BACKLOG UP 20%; JANUARY BACKLOG UP 39%
                 -----------------------------------------------
                            ISSUES GUIDANCE FOR 2006
                            ------------------------
Hauppauge, New York, March 9, 2006 - Orbit International Corp. (NASDAQ:ORBT), an electronics manufacturer and supplier, today announced results for the fourth quarter and year ended December 31, 2005. The results of operations of Orbit's acquisition, Tulip Development Laboratory, Inc. and its manufacturing affiliate, TDL Manufacturing, Inc. ("Tulip") are included as of April 4, 2005, the date the transaction was consummated.

YEAR  END  2005(1)  VS.  YEAR  END  2004(1)
-------------------------------------------
- Net sales increased 34.7% to $24,254,000 from $18,012,000; exclusive of Tulip, sales increased by 4.0%;
-     Gross margin rose to 44.7% compared to 43.0%;
- Earnings before interest, taxes, depreciation and amortization, and amortization of unearned compensation (EBITDA) increased by 88.6% to $3,710,000 ($.83 per diluted share) compared to $1,967,000
      ($.50 per diluted share);
-     Pre tax income rose 47.7% to $2,714,000 compared with $1,837,000;
- Net income increased to $2,684,000, or $.60 per diluted share from $1,937,000, or $.50 per diluted share, which included a $100,000 income tax benefit in the prior year; and,
- Backlog increased by 20.0% to approximately $13.1 million compared to $10.9 million.

FOURTH  QUARTER  2005(1)  VS.  FOURTH  QUARTER  2004(1)
-------------------------------------------------------
-     Net  sales  increased  21.9%  to  $5,625,000  from  $4,614,000;
-     Gross margin rose to 45.0% compared to 41.5%;
- EBITDA increased by 65.2% to $793,000 ($.17 per diluted share) compared to $480,000 ($.12 per diluted share); and,
- Net income totaled $459,000, or $.10 per diluted share as compared to $420,000 or $.11 per diluted share.

     (1) Per share amounts have been adjusted for the 25% stock dividend effective July 18, 2005.
**Per share calculations for the 2005 three and twelve month periods are based upon 18.3% and 14.6% more shares than in the corresponding periods of 2004.

                                     (more)

Orbit International News Release                                        Page 2
March  9,  2006

Dennis Sunshine, President and Chief Executive Officer, commented, "We are very proud of our operating performance and financial results for the fourth quarter and year ended December 31, 2005, which again demonstrates the operating leverage inherent in our business. We closed the year with a 20% increase in our backlog compared to one year earlier. By the end of January, our backlog was $15.8 million, 39% ahead of January 31, 2005. Our backlog includes follow-on orders for existing programs as well as orders for new programs. We have successfully imbedded our hardware on a number of new airborne, shipboard and GPS programs, as well as a significant number of legacy retrofit programs. We expect our strong operating results to continue in 2006 and we continue to aggressively pursue strategic, accretive acquisitions that will further enhance the growth of our Company."

Mitchell Binder, Chief Financial Officer, also commented, "We have a strong balance sheet to support continued growth, supplemented by $2,900,000 in operating cash flow generated in 2005. At December 31, 2005, total current assets were $18,609,000 versus total current liabilities of $3,770,000, a 4.9 to 1 current ratio. We entered 2006 with approximately $25 million in net operating loss carryforwards to shield profits from federal and state taxes and enhance future cash flow."

Mr. Binder added, "We met or exceeded our guidance for 2005 with the exception of diluted earnings per share due to a larger than projected amount of weighted shares outstanding. This increase was principally due to a large number of stock option exercises during the year and the dilutive effect of the increase in our share price on the weighted shares outstanding."

Discussing the outlook for 2006, he noted, "For the year ending December 31, 2006, we expect net sales to be in the range of $25.8 million to $26.4 million, up from $24.3 million in 2005. Earnings before interest, taxes, depreciation and amortization, and amortization of unearned compensation (EBITDA) are expected to be between $4,100,000 and $4,400,000, as compared to $3,710,000 in 2005. Net income is expected to be between $3,000,000 and $3,300,000, equal to between $.64 and $.70 per diluted share and assumes a 6% increase in the weighted shares outstanding. In 2005, net income was $2,684,000 or $.60 per diluted share."

CONFERENCE  CALL
----------------
The Company will hold a conference call for investors today, March 9, 2006, at 11:00 a.m. ET. Interested parties may participate in the call by dialing 706-679-0886; please call in 10 minutes before the conference call is scheduled to begin and ask for the Orbit International conference call. After opening remarks, there will be a question and answer period. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.orbitintl.com and click on the Investor Relations section. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days at Orbit's website. We suggest listeners use Microsoft Explorer as their browser.

Orbit International Corp. is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications through its production facilities in Hauppauge, New York and Quakertown, Pennsylvania. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, uninterruptible power supplies and associated analytical equipment. The Behlman military division designs, manufactures and sells power units and electronic products for measurement and display.


                                     (more)


Orbit International News Release                                        Page 3
March  9,  2006

This  press  release  contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company expecting strong operating results to continue in 2006, the Company continuing to aggressively pursue strategic, accretive acquisitions that will further enhance the growth of the Company and all guidance amounts for 2006. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual future results of the Company to be materially different from such forward looking statements. Factors that might result in such differences include, without limitation, current economic conditions and military conflicts, variable market conditions, changing needs of the defense sector and the Company's customers and integration of the new Tulip acquisition. The forward-looking statements contained in this press release speak only as of the date hereof. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and its other periodic reports and its registration statement on Form S-3 containing a final prospectus dated January 11, 2006 filed with the Securities and Exchange Commission.

                            (See Accompanying Tables)

Orbit International News Release
Page 4
March  9,  2006
                            Orbit International Corp.
                        Consolidated Statements of Income
                      (in thousands, except per share data)




                                                   Three Months Ended          Year Ended
                                                       December 31,          December 31,
                                                       (Unaudited)
                                                        2005     2004      2005      2004
                                                 ------------  -------  --------  --------

Net sales                                        $     5,625   $4,614   $24,254   $18,012

Cost of sales                                          3,095    2,697    13,420    10,258
                                                 -----------   ------   -------   -------
Gross profit                                           2,530    1,917    10,834     7,754

Selling general and administrative
   expenses                                            1,977    1,524     7,973     6,019

Interest expense                                         118        -       333         2

Investment and other income                              (54)     (27)     (186)     (104)
                                                 -----------  --------  -------   --------
Net income before tax (benefit)                          489      420     2,714     1,837

Income tax (benefit)                                      30        -        30      (100)
                                                 -----------  -------  --------   --------
Net income                                       $       459   $  420   $ 2,684   $ 1,937


Basic earnings per share *                       $      0.11   $ 0.12   $  0.66   $  0.56

Diluted earnings per share *                     $      0.10   $ 0.11   $  0.60   $  0.50

Weighted average number of shares outstanding:
 Basic *                                               4,310    3,498     4,056     3,478
 Diluted *                                             4,680    3,956     4,469     3,899



*All share and per share amounts presented have been adjusted for the 25% stock dividend effective July 18, 2005.


Orbit International News Release
Page 5
March  9,  2006
                            Orbit International Corp.
                        Consolidated Statements of Income
                      (in thousands, except per share data)
                                   (unaudited)



                                            Three Months Ended       Year-Ended
                                                December 31,        December 31,
                                            2005           2004    2005    2004
                                            ----  -------------  ------   ------
EBITDA Reconciliation
-----------------------------------------
Net income                                 $ 459  $         420  $2,684  $1,937
Interest expense                             118              -     333       2
Tax expense (benefit)                         30              -      30    (100)
Depreciation and amortization                142             16     487      69
Amortization of unearned compensation         44             44     176      59
                                           -----  -------------  ------  -------
EBITDA (1)                                 $ 793  $         480  $3,710  $1,967
                                           -----  -------------  ------  -------

EBITDA Per Diluted Share Reconciliation*
-----------------------------------------
Net income                                 $0.10  $        0.11  $ 0.60  $ 0.50
Interest expense                            0.02              -    0.07    0.00
Tax expense (benefit)                       0.01              -    0.01   (0.03)
Depreciation and amortization               0.03           0.00    0.11    0.02
Amortization of unearned compensation       0.01           0.01    0.04    0.01
                                           -----  -------------  ------  -------
EBITDA per diluted share (1)               $0.17  $        0.12  $ 0.83  $ 0.50
                                           -----  -------------  ------  -------




(1) The EBITDA table presented above is not determined in accordance with accounting principles generally accepted in the United States of America. Management uses adjusted EBITDA to evaluate the operating performance of its business. It is also used, at times, by some investors, security analysts and others to evaluate companies and make informed business decisions. EBITDA is also a useful indicator of the income generated to service debt. EBITDA is not a complete measure of an entity's profitability because it does not include costs and expenses for interest, depreciation and amortization, amortization of unearned compensation and income taxes. EBITDA as presented herein may not be comparable to similarly named measures reported by other companies.

*All share and per share amounts presented have been adjusted for the 25% stock dividend effective July 18, 2005.


Orbit  International  News  Release     Page  6
March  9,  2006
                            Orbit International Corp.
                           Consolidated Balance Sheets




                                                            December 31, 2005    December 31, 2004
                                                            -------------------  -------------------
ASSETS
Current assets
 Cash and cash equivalents                                  $        3,933,000   $        1,112,000
 Investments in marketable securities                                1,012,000              158,000
 Accounts receivable, less allowance for doubtful accounts           3,695,000            2,472,000
 Inventories                                                         9,055,000            8,265,000
 Deferred tax asset                                                    784,000              564,000
 Other current assets                                                  130,000              147,000
                                                            -------------------  -------------------


   Total current assets                                             18,609,000           12,718,000

Property and equipment, net                                            357,000              198,000
Goodwill                                                             6,130,000              868,000
Intangible assets, net                                               1,639,000                    -
Deferred tax asset                                                   1,219,000              200,000
Other assets                                                         1,198,000            1,058,000
                                                            -------------------  -------------------


 Total assets                                               $       29,152,000   $       15,042,000
                                                            ===================  ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Current portion of long term obligations                   $        1,125,000   $           13,000
 Accounts payable                                                      857,000              712,000
 Accrued expenses                                                    1,447,000              976,000
 Customer advances                                                     256,000                    -
 Deferred income                                                        85,000               85,000
                                                            -------------------  -------------------

   Total current liabilities                                         3,770,000            1,786,000

Deferred income                                                        513,000              598,000
Long-term obligations, net of current maturities                     5,279,000               20,000
                                                            -------------------  -------------------

   Total liabilities                                                 9,562,000            2,404,000

Stockholders' Equity
 Common stock                                                          457,000              307,000
 Additional paid-in capital                                         20,600,000           16,657,000
 Unearned compensation                                              (1,340,000)          (1,516,000)
 Accumulated other comprehensive loss                                   (4,000)              (3,000)
 Accumulated deficit                                                  (123,000)          (2,807,000)
                                                            -------------------  -------------------

   Stockholders' equity                                             19,590,000           12,638,000
                                                            -------------------  -------------------

   Total liabilities and stockholders' equity               $       29,152,000   $       15,042,000
                                                            ===================  ===================



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     March 9, 2006


                              Orbit International Corp.


                                By: /s/ Dennis Sunshine
                                    -------------------
                                Dennis Sunshine
                                Chief Executive Officer and President